UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 16, 2015

Smack Sportswear

(Exact name of registrant as specified in its charter)

000-53049

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

20316 Gramercy Place

Torrance, CA 90501

(Address of principal executive offices)

(310) 787-1222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officers

On February 13, 2015, Christopher Jenks resigned as the Interim Chief Executive Officer and President of Smack Sportswear, a Nevada corporation (the “Company”), effective immediately. There are no disagreements between Mr. Jenks and the Company on any matter relating to the Company’s SEC filings, accounting, operations, policies, or practices.

 On February 16, 2015, in connection with Mr. Jenk’s resignation, Douglas Samuelson was appointed as the Interim CEO of Smack Sportswear. Until such time as a replacement for Mr. Samuelson is named. Mr. Samuelson will continue to serve as Chief Financial Officer and principal financial officer of the Company while carrying out his additional responsibilities. Mr. Samuelson’s previous compensation arrangements with the Company will not change in connection with these new interim appointments.

Mr. Samuelson is a licensed CPA in California and has over 10 years of experience working for public accounting firms and over 10 years of experience as a Chief Financial Officer (CFO), Director and Controller for both private and publicly traded companies. Most recently, Doug was the CFO for two years at Medacta USA, an orthopedic distributor located in Camarillo, California. Before his position at Medacta, he had his own consulting practice working as a contract CFO and assisting public companies with their Sarbanes-Oxley (SOX) compliance. From 2005 to 2010, he worked for JH Cohn LLP in their audit and consulting groups in Woodland Hills, California, primarily working with publicly traded companies with their SOX compliance, but also providing technical accounting and financial reporting guidance to those companies. He also managed audits for privately held companies. From 2002 to 2005, he worked for the RAND Corporation in Los Angeles, California, as a Director of Accounting. From 1998 to 2002, he worked for Spirent Communications as their Director of Accounting in Calabasas, California. From 1992 to 1998, he worked for Arthur Andersen LLP in their audit practice in Los Angeles, California. Mr. Samuelson is 55 years old.

There are no family relationships between the Company and Mr. Samuelson. The Company has had no transactions since the beginning of its last fiscal year, and has no transaction proposed, in which Mr. Samuelson, or any member of his immediate family, has a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2015	SMACK SPORTSWEAR

/s/ Douglas Samuelson
Douglas Samuelson Interim Chief Executive Officer